Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman & Chief Executive Officer
May 27, 2009		or
Alice P. Frazier,
EVP, Office of the Chairman
703-584-3400

Cardinal Financial Corporation Completes $31 million Capital Raise

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) announced today that it has completed a public offering of 4 million shares of its common stock at a price to the public of $7.75 per share for total gross proceeds of $31 million. The offering will allow Cardinal Bank, a subsidiary of the Company, to continue growth in loans and deposits.

“The local financial market turmoil continues to bring us significant opportunities that are looking for a stable community bank.  These opportunities have provided strong quality growth in our balance sheet increasing loans by $86 million and deposits by $124 million since September 30, 2008,” said Bernard H. Clineburg, Chairman and CEO.  “While we are well-capitalized and have adequate loan loss reserves, we wanted to raise additional capital to continue penetrating our existing footprint and take full advantage of the bank consolidation.”

Clineburg further commented, “I am also pleased by the positive response by our investors to our financial performance and strong credit quality.  We were rewarded with an equally strong price per share at a time when many financial stocks are experiencing downward pressure.  I am equally pleased that we have 100% of participation by our Board of Directors.”

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. A copy of the prospectus may be obtained from Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716 or by telephone at (727) 567-2400.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 25 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with six offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on the Nasdaq Global Select Market (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.